UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 19, 2010

HCSB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	000-26995	57-1079444
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

5201 Broad Street, Loris, South Carolina 29569

(Address of principal executive offices)   (Zip code)

Registrant’s telephone number, including area code:  (843) 756-6333

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 19, 2010, in an initial closing, HCSB Financial Corporation (the “Company”) sold subordinated promissory notes due April 5, 2020 (the “Notes”) in the aggregate principal amount of $6.0 million to certain accredited investors, including directors and executive officers of the Company.  The Company intends to sell additional Notes with the same terms and conditions in one or more subsequent closings on or before April 30, 2010, and the Company reserves the right to extend the offering one or more times up to July 31, 2010.

The Company is obligated to pay interest on the Notes semi-annually on April 5th and October 5th of each year, commencing on October 5, 2010, at a rate of 9.00% per annum until October 5, 2014.  Thereafter and until maturity, the Notes will bear interest a rate equal to the current Prime Rate in effect, as published by the Wall Street Journal, plus 3.00%, provided, that the rate of interest shall not be less than 8.00% per annum or more than 12.00% per annum. The Company may repay the Notes anytime after April 19, 2014 in whole or in part.

Proceeds from the sale of the Notes will be used to strengthen the Company’s capital, permit the Company to continue to grow and serve the community in which it operates, and to allow the Company to make additional investments that would be accretive to its future earnings.

The offering and sale of the Notes has been and is being conducted in reliance upon an exemption from registration provided for by Rule 506 of Regulation D and alternatively Section 4(2) of the Securities Act of 1933, as amended (the “Act”).  No form of general solicitation or general advertising has been used by the Company, or any representative of the Company, in connection with the offer or sale of the Notes, and none of the foregoing shall take any actions or steps that would require registration of the offer and sale of the Notes under the Act, or under any state securities or “blue sky” laws.  The Notes have not been and will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirement.

The foregoing summary description of the Notes is qualified in its entirety by reference to the full text of the Subordinated Note Purchase Agreement by and among the Company and certain purchasers (the “Purchase Agreement”) and the form of Note, copies of which are filed hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Purchase Agreement and the Notes that is included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 — Subordinated Note Purchase Agreement, dated March 29, 2010

Exhibit 10.2 — Form of HCSB Financial Corporation Subordinated Note Due 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: April 23, 2009	By:	/s/JAMES R. CLARKSON
Name: James R. Clarkson
Title: Chief Executive Officer